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                                                                     EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                             MASTERCARD INCORPORATED

                  THE UNDERSIGNED, for the purpose of forming a corporation pursuant to Section 102 of the Delaware General Corporation Law, does hereby certify the following:

                  FIRST: The name of the corporation is: MASTERCARD INCORPORATED (the "Corporation").

                  SECOND: The address of the Corporation's registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is 100; each of such shares shall be with a par value of $.01 per share.

                  FIFTH: The name and mailing address of the sole incorporator is: Noah J. Hanft, 2000 Purchase Street, Purchase, New York 10577.

                  SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the by-laws of the Corporation.

                  SEVENTH: No director will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section
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174 of the Delaware General Corporation Law, as amended, or (iv) for any transaction from which the director obtained an improper personal benefit.

                  EIGHTH: Pursuant to Section 211(e) of the Delaware General Corporation Law, directors shall not be required to be elected by written ballot.

                  IN WITNESS WHEREOF, the sole incorporator named above has executed this Certificate of Incorporation this 9th day of May, 2001.



                                                            /s/ Noah J. Hanft
                                                            Noah J. Hanft
                                                            Sole Incorporator

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